EXHIBIT 99.1

Report of Independent Auditors

To The Board of Directors and Shareholders of BioReliance Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of BioReliance Corporation and its subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the accompanying consolidated financial statements, on February 6, 2004, BioReliance Corporation became a wholly owned subsidiary of Invitrogen Corporation.

PricewaterhouseCoopers LLP

McLean, Virginia

February 26, 2004

BIORELIANCE CORPORATION

CONSOLIDATED BALANCE SHEET

December 31, 2003

(In thousands, except share and per share data)

Assets
Current Assets:
Cash and cash equivalents	$16,921
Accounts receivable, net	28,571
Other current assets	5,220

Total current assets	50,712
Property and equipment, net	53,928
Deposits and other assets	85
Restricted cash	11,032
Goodwill and other intangible assets	74,276
Deferred income taxes	412

Total assets	$190,445

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,969
Accounts payable	5,516
Accrued employee compensation and benefits	4,899
Other accrued liabilities	10,338
Customer advances	7,995
Deferred income taxes	4,048

Total current liabilities	42,765

Long-term debt and capital lease obligations	58,262
Deferred income taxes – long term	399

Total liabilities	101,426

Commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $0.01 par value; 6,900,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value; 15,000,000 shares authorized, 8,622,221 shares issued and outstanding,	86
Additional paid-in capital	58,379
Treasury Stock, 190,242 shares	(3,501)
Retained earnings	29,696
Accumulated other comprehensive income	4,359

Total stockholders’ equity	89,019

Total liabilities and stockholders’ equity	$190,445

The accompanying notes are an integral part of these consolidated financial statements.

BIORELIANCE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

for the year ended December 31, 2003

(In thousands, except per share amounts)

Revenue	$98,053
Expenses:
Cost of sales	57,911
Selling, general and administrative	20,439
Research and development	902

79,252

Income from operations	18,801

Other (income) expense:
Interest income	(1,171)
Interest expense	2,336
Other income	(1,670)

(505)

Income before income taxes	19,306
Income tax provision	8,186

Net income	$11,120

Net income per share:
Basic	$1.32

Diluted	$1.27

The accompanying notes are an integral part of these consolidated financial statements.

BIORELIANCE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands)

December 31, 2003
Cash flows from operating activities:
Net income	$11,120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,486
Amortization expense	100
Amortization of bond discounts	—
Loss on disposal	276
Deferred income taxes, net	(58)
Changes in current assets and liabilities:
Accounts receivable, net	(1,855)
Other current assets	(3,596)
Accounts payable	1,648
Accrued employee compensation and benefits	311
Other accrued liabilities	2,566
Customer advances	1,287
Increases in deposits and other assets	(2,077)

Net cash provided by operating activities	15,208

Cash flows from investing activities:
Payment for acquisition	(68,550)
Purchases of property and equipment	(10,335)

Net cash provided by (used in) investing activities	(78,885)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,334
Payments on debt and capital lease obligations	(3,245)
Purchase of treasury stock	(3,501)
Proceeds from borrowings	48,230

Net cash provided by (used in) financing activities	42,818

Effect of exchange rate changes on cash and cash equivalents	41

Net increase (decrease) in cash and cash equivalents	(20,818)
Cash and cash equivalents, beginning of period	37,739

Cash and cash equivalents, end of period	$16,921

The accompanying notes are an integral part of these consolidated financial statements.

BIORELIANCE CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2003

(Dollars in thousands)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock		Accumulated Other Comprehensive Income (Expense)	Total Stockholders’ Equity
	Shares	Amount			Shares	Amount
Balance at December 31, 2002	8,485,722	$85	$56,144	$18,576	—	—	$(1,328)	$73,477
Common stock issued under stock option and purchase plans	136,499	1	1,444	—	—	—	—	1,445
Tax benefit related to stock options	—	—	791	—	—	—	—	791
Equity adjustment from foreign currency translation	—	—	—	—	—	—	5,853	5,853
Fair market value adjustments on interest rate swaps	—	—	—	—	—	—	(166)	(166)
Net income	—	—	—	11,120	—	—	—	11,120
Shares repurchased (Treasury Stock)	—	—	—	—	(190,242)	$(3,501)	—	(3,501)

Balance at December 31, 2003	8,622,221	$86	$58,379	$29,696	(190,242)	$(3,501)	$4,359	$89,019

The accompanying notes are an integral part of these consolidated financial statements.

BIORELIANCE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of the Business

BioReliance Corporation (the Corporation) is a contract service organization that provides testing and development, and manufacturing services for biologics and other biomedical products to biotechnology and pharmaceutical companies worldwide.

On February 6, 2004, Invitrogen Corporation (Invitrogen) acquired all of the Corporation’s outstanding shares through a cash tender offer of $48.00 per share. As part of the transaction, Invitrogen assumed approximately $70 million in debt. As of the expiration of the offer, 8,058,859 of the Corporation’s shares were validly tendered out of 8,433,179 shares then outstanding. On the consummation of the merger, each remaining share of the Corporation’s stock was converted into the right to receive $48.00 per share in cash, and the Corporation became a wholly-owned subsidiary of Invitrogen. BioReliance shares were delisted from Nasdaq, and ceased trading at the close of business on February 6, 2004.

Principles of Consolidation

The consolidated financial statements include the accounts of BioReliance Corporation and its subsidiaries. All significant intercompany transactions have been eliminated.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting which is in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States of America requires the Corporation to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Segment Information

Segment information has been prepared in accordance with Statement of Financial Accounting Standards No. 131 (FAS 131), “Disclosures about Segments of an Enterprise and Related Information”. Segments were determined based on services provided by each segment (see Note 11).

Revenue Recognition

Revenue recognized from commercial contracts, which are principally fixed-price or fixed-rate, is recorded predominantly using the proportional performance (percentage of completion) method, except for services that are generally completed within three days which are accounted for using the completed-contract method. Proportional performance (percentage of completion) is determined using expected output milestones. The proportional performance (percentage of completion) may be affected by future events including delays caused by laboratory interruptions, client-mandated changes and the unpredictability of biological processes. Accordingly, the Corporation undertakes a review process to determine that recorded revenue represents the actual proportional performance (percentage of completion) in all material respects.

Revenue recorded under proportional performance (percentage of completion) for projects in process is not intended to and does not necessarily represent the amount of revenue that could be recovered from the client if any project were cancelled or failed. The Corporation undertakes a review of unbilled accounts receivable from customers to determine that such amounts are expected to become billable and collectible in all material respects.

Revenue recognized from government contracts, which are principally cost-plus-fixed-fee, is recognized in an amount equal to reimbursable costs plus a pro-rata portion of the earned fee. Losses are provided for at the time at which they become known.

Allowance for Doubtful Accounts

The Corporation records an allowance for doubtful accounts which it believes is adequate to cover anticipated losses on the collection of all outstanding billed and unbilled accounts receivable balances. The adequacy of the allowance for doubtful accounts is based on historical information, a review of major customer accounts receivable balances, negotiations related to certain specific client situations, and management’s assessment of current economic conditions. The Corporation reassesses the allowance for doubtful accounts each period.

Research and Development

Research and development is expensed in the period in which it is incurred.

Cash and Cash Equivalents

The Corporation classifies as cash equivalents all highly liquid investments with an original maturity of three months or less.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. The buildings are depreciated over periods ranging from twenty to forty years. Leasehold improvements are depreciated or amortized over the shorter of the useful life or the lease term with useful lives up to forty years. Other fixed assets are depreciated or amortized over periods ranging from three to ten years. Equipment is depreciated over five years; and, computer hardware and software is depreciated over three to five years. Assets acquired under capital leases are depreciated or amortized over the lesser of estimated useful life of the related asset or the term of the lease. Significant additions and betterments are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

Long-lived assets are evaluated, upon a triggering event, for possible impairment through a review of undiscounted expected future cash flows. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized. No long-lived assets were impaired at December 31, 2003.

Goodwill and Other Intangible Assets

Effective at the beginning of fiscal 2002, the Corporation adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” which establishes financial accounting and reporting standards for acquired goodwill and other intangible assets. In accordance with SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Separate intangible assets that have finite useful lives continue to be amortized over their estimated useful lives.

SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step is to identify a potential impairment. The second step of the impairment test measures the amount of the impairment loss. The Corporation will conduct its first annual impairment tests in 2004. Intangible assets deemed to have an indefinite life are tested for impairment using a one-step process which compares the fair value to the carrying amount of the asset. The Corporation had no material indefinite-lived intangible assets at December 31, 2003.

Income Taxes

The Corporation follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (FAS 109). Under the asset and liability method of FAS 109, deferred income taxes are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities by applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.Valuation allowances are provided if it is anticipated that some or all of a deferred tax asset may not be realized.

Net Income Per Share

Earnings per share (EPS) is computed in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (FAS 128). This statement requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Dilutive securities are excluded from the computation in periods in which they have an anti-dilutive effect.

Stock-Based Compensation Policy

The Corporation accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (APB 25) and related interpretations. Under APB 25, compensation cost is measured as the excess, if any, of the market price of the Corporation’s stock at the date of the grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Corporation provides additional pro forma disclosures as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (FAS 123) as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (FAS 148).

Transactions for which non-employees are issued equity instruments for goods or services are recorded by the Corporation based upon the value of the goods or services received or fair value of the equity instruments issued, whichever is more reliably measured. There have been no such transactions in the year ended December 31, 2003.

As permitted by FAS 123 and amended by FAS 148, the Corporation has chosen to continue accounting for stock options at their intrinsic value. Accordingly, no compensation expense has been recognized for its stock option compensation plans. Had the fair value method of accounting been applied to the Corporation’s stock option plans, the impact would be as follows for the year ended December 31, 2003 (in thousands, except per share amounts):

Net income as reported	$11,120
Estimated fair value of the year’s option grants	(1,167)

Pro-forma net income	9,953

Basic net income per share - as reported	1.32
Basic net income per share - pro-forma	1.17

Diluted net income per share - as reported	1.27
Diluted net income per share - pro-forma	1.14

Derivatives

The Corporation utilized derivative financial instruments to reduce interest rate risks. The Corporation does not hold derivative instruments for trading purposes. Derivatives are accounted for in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (FAS 133), and recognizes derivative instruments as either assets or liabilities in the balance sheet and measures them at fair value. The corresponding changes in fair value are recorded in in income or sharetockholders’ equity (as a component of comprehensive income/expense).

Fair Values of Financial Instruments

The estimated fair values of the Corporation’s cash and cash equivalents, marketable securities, accounts receivable, other current assets, deposits and other assets, accounts payable, accrued expenses, and customer advances approximate their carrying values due to their short-term nature. Since the interest rates paid by the Corporation approximate current market rates, the carrying value of its long-term debt approximates fair value.

Foreign Currency Translation

The accounts of foreign subsidiaries are measured using their local currency as the functional currency. Assets and liabilities of these subsidiaries are translated into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net gains and losses resulting from such translations are excluded from net income (loss) and are accumulated in a separate component of stockholders’ equity. Translation gGains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations.

(2) BUSINESS ACQUISITION

On September 23, 2003, the Corporation acquired Q-One Biotech, a privately-held company based in Glasgow, Scotland pursuant to (i) a Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Q-One Biotech) and (ii) a Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Satron Management Services (Technology) Limited, which provides management services to Q-One Biotech) (collectively, the “Share Purchase Agreements”). The results of operations of Q-One Biotech have been included in the consolidated financial statements from the date of acquisition. Q-One Biotech provides safety testing and process validation services and contract manufacturing to the biopharmaceutical industry. Q-One Biotech’s services have included safety testing of biopharmaceuticals, human blood products, vaccines, transgenics and gene therapy products. Q-One Biotech’s primary facilities are located in Glasgow, Scotland and Worcester, Massachusetts.

Under the terms of the Share Purchase Agreements, the Corporation purchased all of the outstanding capital stock of Q-One Biotech for an aggregate purchase price of approximately £43.0 million (approximately $70.9 million) in cash, excluding transaction costs. The final payment of approximately £2.5 million (approximately $4.2 million) was made in January 2004 upon agreement of the post-closing adjustments. This payment amount is included in the purchase price allocation below.

The Corporation funded the purchase price of the acquisition, excluding transaction costs, with approximately $48.2 million of borrowings under a new senior secured credit facility with Bank of America, N.A. as administrative agent, security trustee and letter of credit issuer and Banc of America Securities LLC as the sole lead arranger and sole book manager. The Corporation funded the remainder of the purchase price of approximately $22.7 million and the transaction costs of approximately $2.9 million with existing cash resources.

The following table summarizes the final purchase price allocation of Q-One Biotech’s assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$3,099
Property, plant and equipment	7,544

Current liabilities	(3,772)
Non-current liabilities	(753)

Estimated fair value, net assets acquired	6,118
Goodwill and other intangibles acquired	64,822

Consideration, net of cash acquired	$70,940

In connection with the purchase, the Corporation issued Floating Rate Guaranteed Unsecured Loan Notes (Loan Notes) in the amount of £6.2 million ($11.0 million at December 31, 2003) to a former shareholder of Q-One Biotech. The Loan Notes mature on September 23, 2006. Concurrently, in consideration for Clydesdale Bank’s guarantee, the Corporation deposited an amount equal to the principal amount of the Loan Notes with Clydesdale Bank. Amounts outstanding on the Loan Notes accrue interest in an amount equal to interest the Corporation earns on the cash deposited in Clydesdale Bank. The cash deposit is recorded as restricted cash and the Loan Notes are recorded as long term debt on the Corporation’s balance sheet as of December 31, 2003.

(3) ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following amounts as of December 31, 2003 (in thousands):

Billed accounts receivable:
Commercial	$21,140
Government	658

21,798

Unbilled accounts receivable:
Commercial	6,426
Government	1,203

7,629

Less allowances for doubtful accounts and unallowable contract costs	(856)

Accounts receivable, net	$28,571

Unbilled commercial receivables represent revenue from commercial contracts (recorded using the percentage-of-completion method) which are not yet billable to the client. Generally, these amounts become billable within the next one to three months upon the attainment of a milestone or the completion of the contract.

Unbilled government receivables represent amounts which are billed on government contracts and government sub-contracts shortly after the end of each month, based on costs incurred and fees earned during the month, or revenues recognized in excess of billings on government contracts which generally become billable upon final determination of allowable costs by the United States government. Government contract costs for 2003 are subject to final determination of allowable costs by the United States government. In the opinion of management, these determinations will have no material effect on the Corporation’s consolidated financial position or results of operations.

(4) PROPERTY AND EQUIPMENT

Property and equipment consisted of the following amounts as of December 31, 2003 (in thousands):

Land	$2,704
Building	29,096
Equipment, furniture, fixtures, and computer hardware and software	47,342
Leasehold improvements	10,038
Construction in progress and assets not yet placed in service	3,858

Property and equipment, at cost	93,038
Less accumulated depreciation and amortization	(39,110)

Property and equipment, net	$53,928

(5) DEBT

As discussed in Note 1, and as part of its February 2004 acquisition of the Corporation, Invitrogen assumed a substantial portion of the Corporation’s outstanding debt. As further discussed below, the Corporation repaid approximately $50.5 million of outstanding principal, accrued interest, cancellation of the swap agreements and other fees.

Debt consisted of the following amounts as of December 31, 2003 (in thousands):

Mortgage Loan	$2,031
Capital Lease Obligations	6,488
State of Maryland Loan	1,071
Derivative Instruments	1,659
Domestic Term Loan	33,250
Foreign Term Loan	9,500
Line of Credit	3,200
Loan Notes	11,032

Total debt	68,231
Less current portion	(9,969)

Long-term portion	$58,262

The Corporation entered into a Credit Agreement, dated August 12, 2003, with the Corporation and BioReliance (Glasgow) Ltd. as borrowers, certain subsidiaries of the Corporation as guarantors, Bank of America, N.A. (Bank of America) as administrative agent, security trustee and letter of credit issuer, the lenders party thereto, and Banc of America Securities LLC as the sole lead arranger and sole book manager (the “Credit Agreement”), under the credit agreement, the Corporation could borrow up to $60 million for general corporate purposes, including working capital and capital expenditures, refinance existing indebtedness and finance the acquisition of Q-One Biotech. The credit facility consisted of a $15 million revolving credit facility, a $35 million domestic term loan and a $10 million foreign term loan. The Corporation borrowed approximately $48.2 million to fund a portion of the purchase price paid in the Q-One Biotech acquisition, including a $3.2 million revolving loan and $45.0 million in term loans. Final amounts due under the revolving credit facility would become due and payable in full on September 30, 2006. The Corporation began to make quarterly payments under the term loans beginning on December 31, 2003.

The credit facility has negative covenants including, among others, those restricting the Corporation’s ability to incur liens on its assets, pay dividends, make investments, and incur additional indebtedness. The credit facility also contained customary financial covenants including, among others, those that required the Corporation to maintain a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum net worth. The credit facility included customary events of default including, among other things, the Corporation’s failure to pay the principal or interest of any loan or letter of credit under the credit facility, a default or event of default of any other agreement involving indebtedness, insolvency by the Corporation or any of its subsidiaries, and change in control of the Corporation (as defined in the Credit Agreement).

Interest on the credit facility was calculated using the applicable Euro Current Rate of Base Rate plus an Applicable Rate Adjustment (the Rate Adjustment). The Rate Adjustment was variable based on the ratio of total funded debt under the facility to the Corporation’s EBITDA. EBITDA is defined as consolidated net income, interest expense, income taxes, depreciation and amortization, and non-cash expense for stock options. This ratio was calculated and reported to the lenders quarterly. Interest at December 31, 2003 was 4.67%, which rate includes a 3.5% Rate Adjustment.

In November 2003, the Corporation entered into a new interest rate swap agreement whereby the variable interest rate portion of $28.0 million of the domestic loan was effectively converted into debt with a fixed rate of 3.21% per annum.

In November 2003, the Corporation entered into a cross-currency interest rate swap agreement whereby the $8.0 million of the foreign term loan and its variable interest rate portion was effectively converted into a fixed rate United Kingdom Pound Sterling note with a fixed rate of 5.30% per annum.

On February 26, 2004, the Corporation repaid all outstanding principal, accrued interest and accrued fees related to the credit facility in the amount of $46.5 million. The Corporation also paid $1.7 million for the termination of the interest rate swap and the cross-currency interest rate swap.

The Corporation entered into a Security Agreement, on September 22, 2003, whereby the Corporation, and certain of its subsidiaries have granted a security interest in all personal property currently owned or subsequently acquired to Bank of America for their obligations under the Credit Agreement.

The Corporation entered into a Pledge Agreement on September 22, 2003, whereby the Corporation, and certain of its subsidiaries have granted a security interest in (1) 100% of the capital stock of each domestic subsidiary of the Corporation, (2) 65% of the issued and outstanding shares of capital stock entitled to vote of each foreign subsidiary and (3) 100% of the issued and outstanding Capital Stock not entitled to vote of each foreign subsidiary of the Corporation to Bank of America for their obligations under the Credit Agreement.

The Corporation had a mortgage loan of $4.3 million from Bank of America with a maturity date of November 30, 2009, that was used to finance the construction of one of its facilities in Rockville, Maryland. In addition to a principal payment of $10,576 per month, the mortgage loan bore interest at the London Inter-Bank Offering Rate (LIBOR) plus the applicable LIBOR Rate Additional Percentage (LIBOR Rate Option). The LIBOR Rate Option ranged from 1.0% to 2.15% depending on the Corporation achieving certain funded debt to EBITDA ratios. At December 31, 2003, the applicable interest rate on the mortgage loan was 1.40% and the LIBOR Rate Option was 1.12%. Approximately $2.0 million was outstanding on the mortgage loan at December 31, 2003.

Under an interest rate swap agreement, the variable interest rate portion of the mortgage loan was effectively converted into debt with a fixed rate of 6.14% per annum. Amounts paid or received under the interest rate swap were recognized as interest income or expenses in the periods in which they accrued and were recorded in the same category as that arising from the mortgage loan. As a result of a decrease in the variable interest rate, for the year ended December 31, 2003, the Corporation recorded $104,000 of additional interest expense related to the interest rate swap. In accordance with FAS 133, the Corporation adjusted the liability for the change in the fair value of this swap to $545,000 at December 31, 2003. The corresponding amount was reflected in other comprehensive expense, as the Corporation met the criteria of FAS 133 to record the contract as a cash flow hedge.

The Corporation had available borrowings up to $2.0 million under a revolving loan agreement with Bank of America. The revolving loan agreement required monthly interest payments on the unpaid principal. The unpaid principal and all unpaid accrued interest was payable in full on May 31, 2003, and the line of credit expires at that time. Amounts borrowed under the revolving loan agreement bore interest at the LIBOR rate plus the applicable LIBOR Rate Option which ranges from 0.85% to 2.00% depending on the Corporation achieving funded debt to EBITDA ratios. There were no borrowings under this agreement during 2003. This revolving loan was replaced with a new revolving loan on August 12, 2003.

On February 26, 2004, the Corporation repaid all outstanding principal and accrued interest on the mortgage loan totaling $2.0 million and paid $0.3 million for the cancellation of the interest rate swap agreement.

All of the Corporation’s agreements with Bank of America were cross collateralized and are secured by a deed of trust on one of the Corporation’s laboratory facilities in Rockville, Maryland. The agreements required the Corporation to meet financial and restrictive covenants, including fixed charge coverage and funded debt to EBITDA ratios.

At December 31, 2003, the Corporation was in compliance with all covenants under its loan agreements.

The Corporation has received the proceeds of a a $3.0 million loan from the Department of Business and Economic Development, a department of the State of Maryland. The Corporation was required to use the proceeds to expand and relocate its activities in Rockville, Maryland. The loan requires quarterly principal payments of $107,143 plus accrued interest and matures on June 30, 2006. The loan bears interest at rates ranging from 0.0% to 7.5% based on the Corporation’s achieving specific employment levels over the next six years through 2005. The current interest rate is 0.0%. The terms of the loan contain annual reporting requirements, including the reporting of employment data. At December 31, 2003, approximately $1.1 million was remained outstanding on the loan.

The aggregate maturities on long-term debt (excluding capital leases) are due as follows (in thousands):

Years ending December 31:	Prior to Payoff	Payoff on 2/26/04	Net of Payoff
2004	$9,555	$9,000	$555
2005	9,555	9,000	555
2006	23,573	12,200	11,373
2007	9,127	9,000	127
2008	7,779	7,652	127
Thereafter	2,154	758	1,396

Total aggregate maturities	$61,743	$47,610	$14,133

Capital Lease Obligations

The Corporation’s U.S. manufacturing facility in Rockville, Maryland has been operational since late 2000. The Corporation leases this facility under three capital leases that require it to make net noncancelable lease payments totaling approximately $10.0 million through 2034. The Corporation has also guaranteed indebtedness related to the construction of this facility of approximately $3.9 million at December 31, 2003. A portion of the lease payments is equivalent to the interest and principal due on the indebtedness.

Under an interest rate swap with respect to one of these capital leases, the variable interest rate portion of the indebtedness was effectively converted into debt with a fixed rate of 6.14% per annum. This swap expires on November 1, 2009. Amounts paid or received under the interest rate swap are recognized as interest income or expense in the periods in which they accrued and are recorded in the same category as that arising from the indebtedness. As a result of a decrease in the variable interest rate, for the year ended December 31, 2003, the Corporation recorded $212,000 of additional interest expense related to this interest rate swap. In accordance with FAS 133, the Corporation adjusted the liability for the change in the fair value of this swap to $519,000 at December 31, 2003. The corresponding amount is reflected in other comprehensive expense, as the Corporation has met the criteria of FAS 133 to record the contract as a cash flow hedge. This hedge will be extinguished with the lease obligation to which it pertains. The Corporation accounts for the leases and subleases of its U.S. manufacturing facility as capital leases.

The assets underlying capitalized leases are included with the Corporation’s owned property and equipment, and are summarized as follows as of December 31, 2003 (in thousands):

Land	$2,704
Building	6,705
Machinery and equipment	221

Total assets at cost	9,630
Less accumulated depreciation..	(836)

Net capitalized assets	$8,794

The future minimum lease payments under capital lease obligations at December 31, 2003 were as follows (in thousands):

Years ending December 31:
2004	$691
2005	686
2006	686
2007	686
2008	686
Thereafter	5,556

Total minimum lease payments	8,991
Less amount representing interest	(2,503)

Present value of minimum lease payments	6,488
Less current portion	(414)

Long-term portion	$6,074

(6) STOCKHOLDERS’ EQUITY

On February 6, 2004, Invitrogen acquired, and subsequently retired, all of the Corporation’s outstanding shares through a cash tender offer. As part of the acquisition, all outstanding shares including options outstanding, were converted into the right to receive $48.00 per share. The aggregate cost to acquire and retire the shares is part of the purchase price of the transaction.

Stock Option Plans

The Board of Directors of the Corporation adopted the 1997 Incentive Plan (the 1997 Plan) in May 1997, and approved amendments to the 1997 Plan in September 1997, May 1998, May 1999 and June 2002. Under the terms of the 1997 Plan, the Corporation may grant or award incentive and nonqualified stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units, and performance shares (collectively Awards) to employees, officers, non-employee directors, consultants and advisors. These Awards are exercisable as determined by the Corporation’s compensation committee, generally vest in equal increments over five years and expire no later than ten years after the date of the grant. The exercise price of incentive stock options must equal or exceed the fair market value of the stock on the date of grant. The 1997 Plan also provides for the initial and annual grant of options to each of its non-employee directors at an exercise price equal to the fair market value on the date of grant. Those options generally vest in equal increments over three years and have ten-year terms.

As of December 31, 2003, the Corporation has authorized 1,212,277 shares under the 1997 Plan, of which 81,083 shares remained available for grants.

Changes in options outstanding granted under the 1997 Plan and prior stock option plans were as follows:

	Number of Shares	Weighted Average Option price Per share
Balance, December 31, 2002	939,696	14.18

Granted	218,500	21.98
Exercised	(129,842)	10.27
Canceled	(122,965)	16.12

Balance, December 31, 2003	905,389	16.36

For options outstanding and exercisable at December 31, 2003, the following number of options, range of exercise prices and weighted average exercise prices were:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$ 2.96 – 5.91	119,397	6.4	$5.43	68,317	$5.38
$ 5.91 – 8.87	68,520	2.7	$6.92	53,980	$6.88
$ 8.87 – 11.83	756	0.1	$9.00	756	$9.00
$11.83 – 14.79	277,836	6.0	$12.82	155,019	$13.16
$20.70 – 23.66	378,180	8.9	$22.41	40,480	$23.10
$23.66 – 26.61	32,000	9.5	$24.89	0	$0.000
$26.61 – 29.57	28,700	8.0	$29.45	9,389	$29.47

Total	905,389	7.2	$16.36	327,941	$12.19

Employee Stock Purchase Plan

In the fourth quarter of 2001, the Board of Directors approved the Employee Stock Purchase Plan (the ESPP), under which 200,000 shares of the Corporation’s common stock $.01 par value per share could be sold to eligible employees. Under the ESPP, eligible employees can elect to have up to 10% of their gross pay withheld to be applied to the purchase of these shares. Funds withheld are applied to the purchase of common stock on the last day of each quarterly trading period. The purchase price under the ESPP is generally 85% of the lower of the fair market value of the common stock on the first day and last day of the quarterly purchase period. The first purchase period commenced on December 1, 2001. For the year ended December 31, 2003 there were 6,657 shares issued under the ESPP Plan.

(7) INCOME TAXES

Income Tax Provision

Income before income taxes consisted of the following amounts for the year ended December 31, 2003 (in thousands):

Domestic	$11,849
Foreign	7,457

Income before income taxes	$19,306

The provision (benefit) for income taxes consisted of the following amounts for the year ended December 31, 2003 (in thousands):

Current:
Federal	$5,155
Foreign	3,213
State	112

Total current provision	8,480

Deferred:
Federal	(605)
Foreign	(196)
State	507

Total deferred provision (benefit)	(294)

Total provision for income taxes	$8,186

The provision for income taxes differed from that which would be computed by applying the U.S. federal income tax rate to income before income taxes as follows for the year ended December 31, 2003:

U.S. Federal tax at statutory rate	34.0%
State tax, net of federal benefit	3.4
Adjustment for foreign income taxes	0.1
Change in valuation allowance	(1.7)
Realized currency loss	(0.6)
Nondeductible expenses	5.2
Other	2.0

Provision for income taxes	42.4%

For German tax purposes, BioReliance Holding GmbH (BRH) and BioReliance Manufacturing GmbH consolidate income under a tax sharing agreement dated November 30, 1998, which continues for five years.

Deferred Income Taxes

Deferred income taxes consisted of the following amounts as of December 31, 2003 (in thousands):

Deferred tax assets:
Net operating loss carryforwards	$2,700
Accrued expenses	694
Allowance for doubtful accounts	344
Other	671

Gross deferred tax assets	4,409
Valuation allowance	(2,535)

Net deferred tax assets	1,874

Deferred tax liabilities:
Unbilled accounts receivable	(1,933)
Depreciation and amortization	(2,993)
Other	(983)

Deferred tax liabilities	(5,909)

Deferred taxes, net	$(4,035)

Deferred income tax liabilities, current portion	$(5,345)
Deferred income tax liabilities, long-term portion	(564)
Deferred income tax assets, current portion	1,297
Deferred income tax assets, long-term portion	577

Deferred taxes, net	$(4,035)

The Corporation records a valuation allowance for deferred tax assets when it is management’s judgment that it is more likely than not that all or a portion of a deferred tax asset will not be realized.

Tax Carryforwards

At December 31, 2003, the Corporation had state net operating loss (NOL) carryforwards available to offset future taxable income of approximately $7.4 million. State NOLs expire at varying dates through 2021. At December 31, 2003, the Corporation had foreign net operating loss carryforwards available to offset future taxable income of approximately $254,000 in Germany, which may be carried forward indefinitely. The utilization of net operating losses may be limited as a result of the acquisition of the Company by Invitrogen on February 6, 2004.

(8) RETIREMENT PLAN

The Corporation sponsors a defined-contribution retirement 401(k) plan covering substantially all of its employees. Participating employees may elect to contribute from 1% to 15% of their compensation, subject to statutory limitations. Contributions, in cash, made by the Corporation in 2003 equaled 50% of the voluntary employee contributions up to a maximum of 6% of a participant’s annual compensation. The Corporation’s portion of retirement plan contributions, which vest over 5 years, were $554,000 in 2003.

(9) NET INCOME PER SHARE

The Corporation calculates earnings per share (EPS) on both a basic and diluted basis. Dilutive securities are excluded from the computation in periods which they have an anti-dilutive effect. Net income available to common stockholders and common equivalent stockholders is equal to net income for each of the years presented.

The following represents reconciliations between the weighted average common stock outstanding denominator used in basic EPS and the weighted average common and common equivalent shares outstanding denominator used in diluted EPS for the years ended December 31, 2003 (in thousands):

Weighted average common stock outstanding	8,400
Stock options, as if converted	368

Weighted average common and common equivalent shares outstanding	8,768

(10) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Corporation leases facilities and equipment under noncancelable operating leases that expire at various dates through 2024. Future minimum lease payments under operating leases were as follows (in thousands):

Years ending December 31:
2004	$3,499
2005	3,483
2006	2,484
2007	2,408
2008	2,436
Thereafter	20,748

Total future minimum lease payments	$35,058

In connection with the operating lease agreements for two of its facilities, the Corporation is contingently liable under two letters of credit totaling approximately $2.5 million. Total rent expense for all operating leases was $3,294,000 in 2003.

Legal Proceedings

From time to time, the Corporation is involved in various claims and legal proceedings arising in the ordinary course of business. The Corporation does not believe that such claims or proceedings, individually or in the aggregate, will have a material adverse effect on the Corporation’s consolidated financial position or results of operations.

(11) SEGMENT INFORMATION AND SIGNIFICANT CUSTOMERS

Segment Information

The Corporation has two reportable segments: (1) testing and development services and (2) manufacturing services, each of which spans the product cycle from early preclinical development through licensed production. Through its testing and development business segment, the Corporation evaluates products to ensure that they are free of disease-causing agents or do not cause adverse effects, characterizes products’ chemical structures, develops formulations for long-term stability and validates purification processes under regulatory guidelines. In its manufacturing business segment, BioReliance develops unique production processes and manufactures biologics on behalf of clients both for use in clinical trials and for the worldwide commercial markets. The Corporation also reports the results of two geographic regions: (1) the United States and (2) Europe.

The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies”. Segment data includes inter-segment revenue. The Corporation evaluates the performance of its operating segments based on revenue and gross profit. Asset information by reportable segment is not reported, since the Corporation does not produce such information internally.

Summarized financial information concerning the Corporation’s reportable segments is shown in the following table for the year ended December 31, 2003 (in thousands):

Revenue:
Testing and Development	$80,408
Manufacturing	17,645

Total	$98,053

Gross Profit:
Testing and Development	$38,907
Manufacturing	1,235

Total	$40,142

The following table outlines the Corporation’s revenue, gross profit and identifiable assets by geographic region for the year ended December 31, 2003 as of or for the years ended December 31 (in thousands):

Revenues:
United States	$73,636
Europe	24,417

Total	$98,053

Gross Profit:
United States	$27,432
Europe	12,710

Total	$40,142

Identifiable Assets:
United States	$43,413
Europe	10,515

Total	$53,928

Significant Customers

Sales to the U.S. government represented 12% of consolidated revenue in 2003.

(12) SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information regarding cash paid for income taxes and interest and noncash investing and financial activities for the year ended December 31, 2003 is as follows (in thousands):

Cash paid during the year for:
Income tax payments	$6,641
Interest payments	$640
Noncash investing and financing activities:
Equity impact from exercise of non-qualified stock options	$791
Accrual of goodwill	$11,146

(13) STOCK REPURCHASE

On March 5, 2003, the Corporation’s Board of Directors authorized the repurchase of up to 500,000 shares of the Corporation’s common stock over the following two years. The repurchase was funded using the Corporation’s working capital. During the twelve months ended December 31, 2003, the Corporation repurchased 190,242 shares for $3,501,000.

(14) NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the EITF published Issue 00-21, “Revenue Arrangements with Multiple Deliverables,” which requires companies to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. In applying EITF Issue 00-21, revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect that the adoption of this pronouncement will have a material impact on its results of operations and financial position.

In January 2003, the FASB issued FASB Interpretation No. (FIN) 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of variable interest entities. FIN 46 explains the concept of a variable interest entity and requires consolidation by the primary beneficiary where, among others, there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. This interpretation applies immediately to variable interest entities created after January 31, 2003, and applies in the first year beginning after December 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has adopted FIN 46 and determined that there is no impact on the Company’s financial position, results of operations, or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”). SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

(15) SUBSEQUENT EVENTS

On January 29, 2004, the Corporation announced that it will be closing its Worcester, Massachusetts facility in early 2004. This action is part of the Corporation’s long-term strategy to increase operating margins and improve long-term competitiveness. The closure of this facility is expected to result in a pre-tax restructuring and other expense charge ranging from between $ 2.7 million and $3.5 million in the first quarter of 2004.

On February 6, 2004, Invitrogen Corporation (Invitrogen) acquired all of the Corporation’s outstanding shares through a cash tender offer of $48.00 per share. As part of the transaction, Invitrogen assumed approximately $70 million in debt (see Note 1). As part of the acquisition, on February 26, 2004, Invitrogen repaid approximately $50.5 million of outstanding principal, accrued interest, cancellation of the swap agreements and other fees (see Note 5).